JOHN P. MACLEAN
                     Certified Public Accountant
                         15701 Alameda Drive
                      Bowie, Maryland 20716-1312
                             301/249-4900

                          February 11, 1999

Securities and Exchange Commission
450 Fifth Street NW
Washington DC 20549

     I concur with the statements made in the February 8, 1999, 8-K report filed by Aberdeen Acquisition Corporation in regard to the change in accountants.


                                   Sincerely,


                                   /s/ John P. MacLean, CPA, CFP